                                                                    Exhibit 4.C
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                             Supplemental Indenture

                             DATED NOVEMBER 1, 1994

                                 ------------

                           KENTUCKY UTILITIES COMPANY

                                       TO

                            BANK OF AMERICA ILLINOIS

                             AND ROBERT J. DONAHUE,

                                  AS TRUSTEES

                                 ------------

       (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST DATED
       MAY 1, 1947, AS AMENDED, HERETOFORE EXECUTED BY KENTUCKY UTILITIES
            COMPANY TO CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST
             COMPANY OF CHICAGO AND EDMOND B. STOFFT, AS TRUSTEES.)

                                 ------------

                      (PROVIDING FOR FIRST MORTGAGE BONDS,
                        POLLUTION CONTROL SERIES NO. 10,
                             DUE NOVEMBER 1, 2024)

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                                     -51-

SUPPLEMENTAL INDENTURE, dated November 1, 1994, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation organized and existing under the laws of the Commonwealths of Kentucky and Virginia (hereinafter commonly referred to as the "Company"), and BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its office or place of business in the City of Chicago, Cook County, State of Illinois, formerly named Continental Bank, National Association and Continental Illinois National Bank and Trust Company of Chicago (hereinafter commonly referred to as the "Trustee"), and ROBERT J. DONAHUE (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated May 1, 1947, as modified and amended by the several indentures supplemental thereto heretofore executed by and between the Company and the Trustees from time to time under said Indenture of Mortgage or Deed of Trust; said Indenture of Mortgage or Deed of Trust, as so modified and amended, being hereinafter commonly referred to as the "Indenture"; and said Trustees under the Indenture being hereinafter commonly referred to as the "Trustees" or the "Trustees under the Indenture"; Witnesseth:

  WHEREAS, the Company, by resolution of its Board of Directors or the Pricing Committee thereof duly adopted, has determined to issue forthwith an additional series of its bonds to be secured by the Indenture, as hereby modified and amended, such bonds to be known and designated as First Mortgage Bonds, Pollution Control Series No. 10 (hereinafter sometimes referred to as the "bonds of Series No. 10" or the "bonds of said Series"), and to be authorized, authenticated and issued only as registered bonds without coupons; and

  WHEREAS, the County of Carroll in the Commonwealth of Kentucky (the "County") has agreed to issue $54,000,000 in principal amount of its Collateralized Solid Waste Disposal Facilities Revenue Bonds (Kentucky Utilities Company Project) 1994 Series A (the "Revenue Bonds"), which Revenue Bonds will be issued pursuant to the provisions of the Indenture of Trust dated as of November 1, 1994 (the "County Indenture"), between the County and Bank One, Lexington, N.A., Lexington, Kentucky, as Trustee (said Trustee or any successor trustee under the County Indenture being hereinafter referred to as the "County Trustee"); and

  WHEREAS, the proceeds of the Revenue Bonds (other than any accrued interest thereon) will be loaned by the County to the Company pursuant to the provisions of the Loan Agreement dated as of November 1, 1994 (the "Agreement"), between the County and the Company, in order to finance certain solid waste disposal facilities which have been or will be acquired, constructed and installed at the Ghent Generating Station of the Company located in said County and which are more fully described in Exhibit A to the Agreement; and

  WHEREAS, payments by the Company under and pursuant to the Agreement have been assigned by the County to the County Trustee in order to secure the payment of the Revenue Bonds; and in order to further secure the payment of the Revenue Bonds, the Company desires to issue its bonds of Series No. 10 to the County Trustee as provided in the Agreement; and

  WHEREAS, the Company desires, in accordance with the provisions of Article I,
Section 6(e) of Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose of creating and authorizing its bonds of Series No. 10 and modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and

  WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company or the Pricing Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

  WHEREAS, the bonds of Series No. 10 are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and each of such bonds shall be substantially in the following form, to wit:

                    (Form of face of bond of Series No. 10)


   This bond is nontransferable except as may be required to effect a transfer to any successor trustee under the Indenture of Trust dated as of November 1, 1994 between Carroll County, Kentucky, and Bank One,
 Lexington, N.A. as Trustee.


No. ___________                                                   $ ___________

                           Kentucky Utilities Company
              First Mortgage Bond, Pollution Control Series No. 10
                              Due November 1, 2024

  Kentucky Utilities Company, a Kentucky and Virginia corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to Bank One, Lexington, N.A., as Trustee under the Indenture of Trust (the "County Indenture") dated November 1, 1994, from the County of Carroll, Kentucky, (the "County") to Bank One, Lexington, N.A., or any successor trustee under the
County Indenture (the "County Trustee"), the principal sum of         Dollars
on the Demand Redemption Date, as hereinafter defined, and to pay on the Demand Redemption Date to the County Trustee interest on said sum from the Initial Interest Accrual Date, as hereinafter defined, to the Demand Redemption Date, at the interest rate or rates determined for the "Interest Rate Mode" (as described in Section 2.02 of the County Indenture) applicable to the Revenue Bonds referred to on the reverse hereof selected from time to time by the Company, subject to the provisions hereinafter set forth in the event of a rescission of a Redemption Demand, as hereinafter defined. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in Chicago, Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

  The provisions of this bond are continued on the reverse side hereof and such continued provisions shall have the same effect, for all purposes, as though fully set forth at this place. This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

  IN WITNESS WHEREOF, Kentucky Utilities Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be hereto affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

  Dated as of

                                          Kentucky Utilities Company

                                          By __________________________________
                                                         President
Attest:

- -------------------------------
           Secretary

                (Form of reverse side of bond of Series No. 10)

  This bond is one of the bonds of the Company issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated May 1, 1947, executed and delivered by the Company to Bank of America Illinois (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the "Trustee") and Edmond B. Stofft, as Trustees, and the indentures supplemental thereto heretofore executed and delivered by the Company to the Trustees under said indenture of mortgage, including the indenture supplemental thereto dated November 1, 1994, executed and delivered by the Company to said Bank of America Illinois and Robert J. Donahue (successor Co-Trustee), as Trustees (collectively the "Trustees"), prior to the authentication of this bond (said indenture of mortgage and said supplemental indentures being hereinafter referred to, collectively, as the "Indenture"). Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and registered owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

  This bond is one of a series of bonds of the Company issued under the Indenture and designated as First Mortgage Bonds, Pollution Control Series No. 10 (hereinafter called the "bonds of Series No. 10" or the "bonds of said Series"). The bonds of Series No. 10 have been issued to Bank One, Lexington, N.A., Lexington, Kentucky, as trustee (said trustee or any successor trustee being hereinafter referred to as the "County Trustee") under the Indenture of Trust dated as of November 1, 1994 (the "County Indenture"), between the County and the County Trustee, to secure payment of the Collateralized Solid Waste Disposal Facilities Revenue Bonds (Kentucky Utilities Company Project) 1994 Series A (the "Revenue Bonds"), issued by the County under the County Indenture, the proceeds of which (other than any accrued interest thereon) have been loaned to the Company pursuant to the provisions of the Loan Agreement dated as of November 1, 1994 (the "Agreement"), between the Company and the County.

  Except as provided in the next succeeding paragraph, upon an event of default under Section 9.1 of the Agreement or an event of default under Section 9.01(a) or (b) of the County Indenture, the bonds of Series No. 10 shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the County Trustee stating that there has been such a default, stating that it is acting pursuant to the authorization granted by
Section 9.02(c) of the County Indenture, specifying the last date or dates to which interest on the Revenue Bonds has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of the bonds of said Series. The Trustee shall, within 10 days after receiving such Redemption Demand, mail a copy thereof by certified mail to the Company marked to indicate the date of its receipt by the Trustee. Promptly upon receipt by the Company of such copy of a Redemption Demand, the Company shall fix a date on which it will redeem the bonds of said Series so demanded to be redeemed (hereinafter called the "Demand Redemption Date"). Notice of the date fixed as the Demand Redemption Date shall be mailed by the Company to the Trustee at least 30 days prior to such Demand Redemption Date. The date to be fixed by the Company as the Demand Redemption Date may be any date up to and including the earlier of (x) the 120th day after receipt by the Trustee of the Redemption Demand or (y) November 1, 2024; provided that if the Trustee shall not have received such notice fixing the Demand Redemption Date within 90 days after receipt by it of the Redemption Demand, the Demand Redemption Date shall be deemed to be the earlier of (x) the 120th day after receipt by the Trustee of the Redemption Demand or (y) November 1, 2024. The Trustee shall mail notice of the Demand Redemption Date (such notice being hereinafter called the "Demand Redemption Notice") to the County Trustee not more than 10 or less than five days prior to the Demand Redemption Date. Notwithstanding the foregoing, if any of the events of default described in the first sentence of this paragraph is existing on November 1, 2024, such date shall be deemed to be the Demand Redemption Date without further action (including actions specified in this paragraph) by the County Trustee, the Trustee or the Company. The bonds of Series No. 10 shall be redeemed by the Company on the Demand Redemption Date, upon surrender thereof by the County Trustee to the Trustee, at a redemption price equal to the principal amount thereof plus accrued interest thereon at the rate or rates then applicable to the Revenue Bonds or determined under the provisions of the County Indenture from the Initial Interest Accrual Date to the Demand Redemption Date. If a Redemption Demand is rescinded by the County Trustee by written notice to the Trustee prior to the Demand Redemption Date, no Demand Redemption Notice shall be given, or, if already given, shall be automatically annulled, and interest on the bonds of said Series shall cease to accrue, all interest accrued thereon shall be automatically rescinded and cancelled and the Company shall not be obligated to make any payments of principal of or interest on the bonds of said Series; but no such rescission shall extend to or effect any subsequent default or impair any right consequent thereon.

  In the event that all the bonds outstanding under the Indenture shall, if not already due, have become immediately due and payable, whether by declaration or otherwise, and such acceleration shall not have been annulled, the bonds of Series No. 10 shall bear interest at the rate or rates applicable to the Revenue Bonds from the Initial Interest Accrual Date, as specified in a written notice pursuant to Article II, Section 2 of the supplemental indenture dated as of November 1, 1994 referred to above to the Trustee from the County Trustee, and the principal of and interest on the bonds of said Series from the Initial Interest Accrual Date shall be payable in accordance with the provisions of
Article X of the Indenture.

  Upon payment of the principal of and premium, if any, and interest on the Revenue Bonds, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to and cancellation thereof by the County Trustee, or upon provision for the payment thereof having been made in accordance with Article VIII of the County Indenture, bonds of Series No. 10 in a principal amount equal to the principal amount of the Revenue Bonds so surrendered and cancelled shall be surrendered by the County Trustee to the Trustee whereupon the bonds of said Series so surrendered shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such bonds of said Series shall be cancelled by the Trustee.

  No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

  This bond is nontransferable except as may be required to effect a transfer to any successor trustee under the County Indenture. Any such transfer may be made by the registered owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

  AND WHEREAS, there is to be endorsed on each of the bonds of Series No. 10 (whether in temporary or definitive form) a certificate of the Trustee substantially in the following form, to-wit:

                             Trustee's Certificate

  This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

                                          Bank of America Illinois
                                           as Trustee

                                          By __________________________________
                                                   Authorized Officer

  Now, Therefore, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture as therein provided, and the successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal (1) which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, and which at the date hereof are owned by the Company, and (2) which shall be acquired by the Company, through construction, purchase, consolidation, merger, or otherwise, on or subsequent to the date hereof, together, in each case, with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, or hereinafter acquired, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and
(b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all lamps and supplies, machinery, appliances, goods, wares, merchandise, commodities, equipment, apparatus, materials and/or supplies acquired or held by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil, ore, copper and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

  Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in
Section 5 of Article V of this supplemental indenture (said description being incorporated herein by reference with the same force and effect as if set forth at length herein), and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining.

  To Have and to Hold all said property, right and interests hereinabove described or referred to and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom unto said BANK OF AMERICA ILLINOIS and ROBERT J. DONAHUE, as Trustees under the Indenture, as hereby modified and amended, and unto their successor or successors in trust forever, But in Trust, Nevertheless, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby modified and amended.

  And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby modified and amended, of bonds of Series No. 10 and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify and amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

                                   ARTICLE I

  A series of bonds issuable under the Indenture, as hereby modified and amended, and to be known and designated as "First Mortgage Bonds, Pollution Control Series No. 10" (hereinafter sometimes referred to as the "bonds of Series No. 10" or the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, in denominations of $5,000 and integral multiples thereof, is hereby created and authorized. The bonds of said Series shall be payable as provided in
Section 2 of Article II hereof and shall be substantially in the form thereof hereinbefore recited. Each bond of said Series shall be issued to and registered in the name of the County Trustee and shall be nontransferable except as required to effect any transfer of bonds of said Series to any successor trustee under the County Indenture. Each bond of said Series shall be dated as of the date of issuance of the Revenue Bonds.

                                   ARTICLE II

  Section 1. The bonds of Series No. 10 shall bear interest, and the principal thereof and interest thereon shall be payable, only to the extent and in the manner provided in Section 2 of this Article. The bonds of said Series shall mature on November 1, 2024. The bonds of said Series shall be payable, both as to principal and interest, at the office or agency of the Company in Chicago, Illinois in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

  The bonds of said Series shall be deemed fully paid, and the obligations of the Company thereunder shall be terminated, to the extent and in the manner provided in Section 3 of this Article.

  Section 2. (a) Except as provided in paragraph (b) of this Section 2, upon an event of default under Section 9.1 of the Agreement or upon an event of default under Section 9.01(a) or (b) of the County Indenture, the bonds of Series No. 10 shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the County Trustee stating that there has been such a default, stating that it is acting pursuant to the authorization granted by Section 9.02(c) of the County Indenture, specifying the last date or dates to which interest on the Revenue Bonds has been paid (such date being hereinafter referred to as the "Initial Interest Accrual Date") and demanding redemption of the bonds of said Series. The Trustee shall, within 10 days after receiving such Redemption Demand, mail a copy thereof by certified mail to the Company marked to indicate the date of its receipt by the Trustee. Promptly upon receipt by the Company of such copy of a Redemption Demand, the Company shall fix a date on which it will redeem the bonds of said Series so demanded to be redeemed (hereinafter called the "Demand Redemption Date"). Notice of the date fixed as the Demand Redemption Date shall be mailed by the Company to the Trustee at least 30 days prior to such Demand Redemption Date. The date to be fixed by the Company as the Demand Redemption Date may be any date up to and including the earlier of (x) the 120th day after receipt by the Trustee of the Redemption Demand or (y) November 1, 2024; provided that if the

Trustee shall not have received such notice fixing the Demand Redemption Date within 90 days after receipt by it of the Redemption Demand, the Demand Redemption Date shall be deemed to be the earlier of (x) the 120th day after receipt by the Trustee of the Redemption Demand or (y) November 1, 2024. The Trustee shall mail notice of the Demand Redemption Date (such notice being hereinafter called the "Demand Redemption Notice") to the County Trustee not more than 10 or less than five days prior to the Demand Redemption Date. Notwithstanding the foregoing, if any of the events of default described in the first sentence of this paragraph (a) is existing on November 1, 2024, such date shall be deemed to be the Demand Redemption Date without further action (including actions specified in this paragraph (a)) by the County Trustee, the Trustee or the Company. The bonds of Series No. 10 shall be redeemed by the Company on the Demand Redemption Date, upon surrender thereof by the County Trustee to the Trustee, at a redemption price equal to the principal amount thereof, plus accrued interest thereon at the rate or rates then applicable to the Revenue Bonds or determined under the provisions of the County Indenture from the Initial Interest Accrual Date to the Demand Redemption Date. If a Redemption Demand is rescinded by the County Trustee by written notice to the Trustee prior to the Demand Redemption Date, no Demand Redemption Notice shall be given, or, if already given, shall be automatically annulled, and interest on the bonds of said Series shall cease to accrue, all interest accrued thereon shall be automatically rescinded and cancelled and the Company shall not be obligated to make any payments of principal of or interest on the bonds of said Series; but no such rescission shall extend to or affect any subsequent default or impair any right consequent thereon.

  (b) In the event that all the bonds outstanding under the Indenture shall, if not already due, have become immediately due and payable, whether by declaration or otherwise, and such acceleration shall not have been annulled, the bonds of Series No. 10 shall bear interest at the interest rate or rates then applicable to the Revenue Bonds from the Initial Interest Accrual Date, as specified in a written notice to the Trustee from the County Trustee, and the principal of and interest on the bonds of said Series from the Initial Interest Accrual Date shall be payable in accordance with the provisions of Article X of the Indenture.

  (c) Anything herein contained to the contrary notwithstanding, the Trustee is not authorized to take any action pursuant to a Redemption Demand or a rescission thereof or a written notice required by paragraph (b) of this
Section 2, and such Redemption Demand, rescission or notice shall be of no force or effect, unless it is executed in the name of the County Trustee by one of its Vice-Presidents.

  Section 3. Upon payment of the principal of and premium, if any, and interest on the Revenue Bonds, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to and cancellation thereof by the County Trustee, or upon provision for the payment thereof having been made in accordance with Article VIII of the County Indenture, bonds of Series No. 10 in a principal amount equal to the principal amount of the Revenue Bonds so surrendered and cancelled shall be surrendered by the County Trustee to the Trustee, whereupon the bonds of said Series so surrendered shall be deemed fully paid and the obligations of the Company thereunder shall be terminated, and such bonds of said Series shall be cancelled and destroyed by the Trustee by shredding, compacting or other suitable means and a certificate of such cancellation and destruction shall be delivered to the Company.

  Section 4. The bonds of Series No. 10 shall be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided in or permitted by Section 6 of Article I of the Indenture, as follows:

    (a) bonds of said Series executed on behalf of the Company by its President or a Vice-President and by its Secretary or an Assistant Secretary may be so executed by the manual or facsimile signature of such President or Vice-President and of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds of said Series, and any such manual or facsimile signature or signatures of such officer or officers of the Company, as above provided, on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby modified and amended, and shall be valid and effective for all purposes, provided that all bonds of said Series shall always be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice-President and of its Secretary or an Assistant Secretary, as above provided, and provided, further, that none of such bonds shall be executed on behalf of the Company by the manual or facsimile signature of the same officer or person acting in more than one capacity; and

    (b) such corporate seal of the Company may be facsimile, and any bonds of said series on which such facsimile seal of the Company shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby modified and amended, and such facsimile seal shall be valid and effective for all purposes.

                                  ARTICLE III

  Section 10 of Article III of the Indenture is hereby further amended to provide that the Company agrees to observe and comply with the provisions of said section as so amended hereby so long as the bonds of Series No. 10 are outstanding. The bonds outstanding on the date hereof to which said Section 10 applies are Series K, Nos. 7, 8, Series P, Nos. 1B, 2B, 3B and 4B, Series Q and No. 9.

  No covenant to provide a maintenance and renewal fund is made in respect of the bonds of Series No. 10. The absence of such a covenant shall not, however, limit the right of the Company to use, apply or certify bonds of Series No. 10 to comply with, or to satisfy its obligations under, any provision of the Indenture (including, without limitation, the provisions of Section 1 of Article VII of the Indenture).

  The bonds of Series No. 10 are intended to be used as collateral for and to secure payment of the Revenue Bonds as hereinabove provided, and, accordingly, the bonds of Series No. 10 shall be dated as of the date of issuance of the Revenue Bonds and shall bear interest from the Initial Interest Accrual Date, as hereinabove provided, notwithstanding anything to the contrary contained in the Indenture with respect to the dating of bonds and the date from which interest on bonds shall accrue.

                                   ARTICLE IV

  Section 1. Capitalized terms used in this Article IV and not otherwise defined in this Indenture shall have the meanings set forth in the County Indenture.

  Section 2. Subsequent to the issuance of the Revenue Bonds, the Company shall not be required to establish compliance with the net earnings requirements of
Section 5 of Article II of the Indenture in connection with any Conversion of Interest Rate Mode on the Revenue Bonds or any change in length of Long Term Rate Period. So long as the Revenue Bonds operate in any Interest Rate Mode other than the Long Term Rate where the Long Term Rate Period ends on the day prior to the final maturity of the Revenue Bonds, the Company shall include, for purposes of any required calculation of such net earnings requirement (as such requirement shall then be in effect), interest on the bonds of Series No. 10 at an annual rate of 15%. If at any time the interest rate on the Revenue Bonds is a Long Term Rate where the Long Term Rate Period ends on the day prior to the final maturity of the Revenue Bonds, the Company may include, for purposes of any calculation of such net earnings requirement, interest on bonds of Series No. 10 at the Long Term Rate then borne by the Revenue Bonds.

                                   ARTICLE V

  Section 1. The provisions of this supplemental indenture shall be effective from and after the execution hereof; and the Indenture, as hereby modified and amended, shall remain in full force and effect.

  Section 2. Each holder or registered owner of a bond of any series not now outstanding which shall be authenticated by the Trustee and issued by the Company under the Indenture (as hereby amended) subsequent to the execution of this supplemental indenture and of any coupon pertaining to any such bond, by the acquisition, holding or ownership of such bond and coupon, thereby consents and agrees to, and shall be bound by, the provisions of this supplemental indenture.

  Section 3. Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby modified and amended, except where the context otherwise indicates.

  Section 4. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby modified and amended.

  This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

  At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness outstanding, or to be outstanding, under and secured by the Indenture, as hereby modified and amended, is $495,830,000, consisting of and represented by First Mortgage Bonds, Series K, Pollution Control Series No. 7 and 8, Series P, Pollution Control Series No. 1B through No. 4B, inclusive, Series Q and Pollution Control Series No. 9 and 10 of the Company, as follows:

                   INTEREST                                                 PRINCIPAL
   SERIES            RATE                   MATURITY DATE                    AMOUNT
   ------          --------                 -------------                   ---------
   K                7 3/8                 December 1, 2002                 $35,500,000
   No. 7            7 3/8                 May 1, 2010                        4,000,000
                    7.60                  May 1, 2020                        8,900,000
   No. 8            7.45                  September 15, 2016                96,000,000
   P                7.92                  May 15, 2007                      53,000,000
                    8.55                  May 15, 2027                      33,000,000
   No. 1B           6 1/4                 February 1, 2018                  20,930,000
   No. 2B           6 1/4                 February 1, 2018                   2,400,000
   No. 3B           6 1/4                 February 1, 2018                   7,200,000
   No. 4B           6 1/4                 February 1, 2018                   7,400,000
   Q                5.95                  June 15, 2000                     61,500,000
                    6.32                  June 15, 2003                     62,000,000
   No. 9            5 3/4                 December 1, 2023                  50,000,000
   No. 10           (a)                   November 1, 2024                  54,000,000(b)

- --------
(a) The interest rate or rates determined for the "Interest Rate Mode" as described in Section 2.02 of the County Indenture.
(b) To be presently issued by the Company under the Indenture, as hereby modified and amended.

  All of said bonds of Series K, Series P and Series Q, respectively, were sold by the Company to, and upon the issue thereof were owned and held by, the corporations and partnerships whose names and residences are stated in the Supplemental Indentures dated December 1, 1972, May 15, 1992 and June 15, 1993, respectively, executed by the Company to the Trustees under said Indenture as heretofore modified and amended.

  All of said bonds of Series No. 7 and Series No. 8 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, First Security National Bank and Trust Company, One First Security Plaza, Lexington, Fayette County, Kentucky 40507, as trustee (now succeeded by Bank One, Lexington, N.A.).

  All of said bonds of Series No. 1B through 4B, inclusive, and Series No. 9 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, Bank One, Lexington, N.A., 201 East Main Street, Lexington, Fayette County, Kentucky 40507, as trustee.

  The Fifty Four Million Dollars ($54,000,000) in principal amount of bonds of Series No. 10 proposed to be issued by the Company under the Indenture, as hereby modified and amended, are to be issued and delivered by the Company to, and upon the issuance thereof held by, Bank One, Lexington, N.A., 201 East Main Street, Lexington, Fayette County, Kentucky 40507, as Trustee under the County Indenture.

  Section 5. The Company hereby gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustee under the Indenture, upon the trusts and for the purposes of the Indenture, as hereby modified, the following described properties:

  First. The following described gas-fired combustion turbine unit of the Company, together with transformers, substation, switching equipment and facilities related thereto, located in Kentucky:

    Item 1. The 110 MW nameplate rated Generating Unit No. 9 installed at the E.W. Brown Generating Station of the Company, located near Burgin in Mercer County.

  Second. The following described electric substations and switching stations of the Company located in Kentucky, heretofore conveyed to the Trustees under the Indenture, the size or voltage of which have been subsequently converted or increased as set forth below:

    Item 1. The 161-69 kV substation near Earlington, Hopkins County (Walker) the size of which has been increased by the addition of a 69 kV capacitor bank.

  Third. The following described electric substations and switching stations of the Company are located in Kentucky:

    Item 1. The 138 kV switching station near Burgin in Mercer County is an addition to the system.

  Fourth. The following described electric transmission lines of the Company located in Kentucky.

    Item 1. The 161 kV single circuit wood pole line extending between River Queen switch structure and the River Queen substation near Midland in Muhlenberg County.

    Item 2. The 69 kV single circuit wood pole line extending between River Queen switch structure and the River Queen substation near Midland in Muhlenberg County.

    Item 3. The 138 kV #1 single circuit steel pole line extending from the Brown North/Brown Plant line to the Brown CT Substation near Shakertown in Mercer County.

    Item 4. The 138 kV #2 single circuit steel pole line extending from the Brown North/Brown Plant line to the Brown CT Substation near Shakertown in Mercer County.

    Item 5. The 69 kV single circuit wood pole line extension from the Wheatcroft Substation into the new Nebo Substation near Nebo in Hopkins County.

    Item 6. The 69 kV single circuit wood pole line extending from the Morganfield/Corydon line to the Peabody Coal Camp NO. 1 Substation near Waverly in Union County.

    Item 7. The 69 kV single circuit wood pole line extending from the Rocky Branch/Pocket 69 kV to the Alva Substation near Alva in Harlan County.

    Item 8. The 69 kV single circuit wood pole line extending from the Pineville/Rocky Branch line to the Fourmile Substation near Fourmile in Bell County.

    Item 9. The 69 kV single circuit wood pole line extending from the Lake Reba/Paint Lick line to the Bluegrass Ordnance Substation near Richmond in Madison County.

    Item 10. The 69 kV single circuit wood pole line extending from the Green River Plant/Hillside line to the Muhlenberg Prison Substation near South Carrollton in Muhlenberg County.

  Fifth. The following described real estate of the Company situated in Garrard County, Kentucky:

  Beginning at a point in the property line between the center line of Kemper Lane and Doolin said point being approximately 370 feet northwest of a corner common to Doolin and Rogers and Kemper Lane. Then, beginning at the proposed roadway described below and the center of Kemper Lane; thence South 64(degrees) 08' East 1350 feet, thence North 86(degrees) 08' E 272 feet, thence North 03(degrees) 52' West 20 feet to the true point of the beginning; thence North 86(degrees) 07' 55" East 200 feet; thence North 03(degrees) 52' 05" West 250 feet; thence South 86(degrees) 07' 55" West 275 feet; thence South 03(degrees) 52' 05" East 250 feet; thence south 86(degrees) 07' 55" West 75 feet to the point of beginning, and containing approximately 1.58 acres.

  Temporary Construction Easement: There will also be a 50 foot temporary work space around the gas compressor site to be used during the construction only. Being the property acquired by the Company by deed dated January 5, 1994 and recorded in Deed Book 164, Page 503, Garrard County Court Clerk's Office.

  Sixth. The following described real estate of the Company situated in Hopkins County, Kentucky:

  Tract 1: Beginning at the South corner of the original Kentucky Utilities Company power plant lot; said point being located South 45 deg. 00' West
  210.00 feet from the West right-of-way of North McEuen Avenue; thence South 45 deg. 00' West 5.56 feet to a point; thence with a new division line North 46 deg. 53' 33" West 162.28 feet; thence with another new division line North 59 deg. 55' 44" West 54.65 feet to an original corner of Kentucky Utilities Company power plant lot; thence with said lot North 45 deg. 00' East 25.00 feet; South 45 deg. 00' East 215.00 feet to the beginning, containing 0.052 acres.

  Tract 2: Beginning at the original Southwest corner of the Kentucky Utilities Company power plant lot; said point being located South 45 deg. 00' West 275.00 feet from the West right-of-way of North McEuen Avenue; thence with the South line of Kentucky Utilities Company 5 acre tract North 73 deg. 10' 08" West 278.70 feet; thence with a new division line South 19 deg. 06' 55" West 36.00 feet; thence with another new division line South 71 deg. 13' 29" East 200.29 feet; thence South 66 deg. 37' 38" East 204.71 feet to a corner in Kentucky Utilities Company power plant lot; thence with said lot North 45 deg. 00' West 140.00 feet to the beginning, containing
  0.340 acres, and being the property acquired by the Company by deed dated January 17, 1994 and recorded in Deed Book 526, Page 147, Hopkins County Court Clerk's office.

  Seventh. The following described real estate of the Company situated in Jessamine County, Kentucky:

  Beginning at an iron pin (set), a common corner of Switzer and Maddox, said iron pin being in the easterly right-of-way of Clays Mill Road; thence with the easterly right-of-way of Clays Mill Road N 21(degrees) 11' 42" E 216.59 feet to an iron pin (set); thence through the lands of Switzer for two calls, S 69(degrees) 57' 04" E 220.00 feet to an iron pin (set) and S 25(degrees) 25' 54" W 265.00 feet to an iron pin (set) in the common line of Switzer and Maddox; thence with said common line N 56(degrees) 37' 00" W
  205.00 feet to the beginning and containing 1.164 acres. Being further described as parcel 2 on the Plat attached to the Deed of record in Deed Book 312, Page 244, Jessamine County Clerk's office, and marked Exhibit A. Also conveyed herein is a temporary twenty-foot access easement ("Access Easement") for ingress and egress to the above Real Property utilizing an existing entrance. The Easement is more particularly described on said Exhibit A and is identified thereon as a "temporary access for ingress and egress", and being the property acquired by the Company by deed dated November 12, 1993 and recorded in Deed Book 312, Page 244, Jessamine County Court Clerk's office.

  Eighth. The following described real estate of the Company situated in Montgomery County, Kentucky:

  Beginning at a pin set corner to McNew and Cline said pin being located South 12 degrees 54 minutes 00 seconds East 403.93 feet from the South right of way of the Old Owingsville Road and with Tract 2 for the following calls: South 12 degrees 54 minutes 09 seconds East, 130.00 feet to a pin set corner to Tract 3B of Cline and with Tract 3B; South 76 degrees 52 minutes 06 seconds West, 279.97 feet to a pin set corner to Cline and Hatton leaving Cline and with said Hatton the following call: North 13 degrees 45 minutes 25 seconds West, 140.00 feet to a pin set corner to Hatton and McNew leaving Hatton and with said McNew the following call:
  North 78 degrees 53 minutes 52 seconds East, 282.19 feet to the point of beginning and being subject to right of ways, easements, etc. of record or otherwise. Based on a field survey done by R.D. Jones General Surveys in May of 1994 and being further described as Tract 3C on the said survey made a part of the Deed of record in Deed Book 213, Page 377, Montgomery County Clerk's office. The above described parcel contains .87 acres.

  Also conveyed herein is a permanent 16 foot access easement ("Access Easement") for ingress and egress to the above Real Property which will also accommodate a distribution utility line which will be conveyed to party of the second part by separate instrument. This access easement is described as follows:

  Beginning at a point in the South right of way of the Old Owingsville Road said point being located 8 feet east of and parallel to Tract 3 and 4 and parallel to said tract line; and thence, South 12 degrees 54 minutes 04 seconds East 533.93 feet to a point said point being located south 76 degrees 52 minutes 06 seconds West 8.0 feet from the Southeast corner of lot 3C, and being the property acquired by the Company by deed dated August 5, 1994 and recorded in Deed Book 213, Page 377, Montgomery County Court Clerk's office.

  Ninth. The following described real estate of the Company situated in Muhlenberg County, Kentucky:

  Beginning at a point in the South right-of-way of the Airport Road; said point is located South 79(degrees) 41' 40" East 373.28 feet from the intersection of the East right-of-way of Kentucky Highway 189 (Greenville-Central City By-Pass) and the South right-of-way of the Airport Road; thence with the South right-of-way of the Airport Road South 80(degrees) 20' 00" East 400.00 feet to the original Northeast corner of the tract of which this is a point; thence with the original East line South 05(degrees) 25' 00" West 298.97 feet; thence with the original South line South 55(degrees) 43' 00" West 586.37 feet; thence with a new division line North 09(degrees) 40' 00" East 705.11 feet to the beginning, containing 4.786 acres, as per survey by Associated Engineers, Inc. dated March 22, 1994, and being the property acquired by the Company by deed dated June 30, 1994 and recorded in Deed Book 430, Page 69, Muhlenberg County Court Clerk's office.

  Tenth. The following described real estate of the Company situated in Pulaski County, Kentucky:

  A certain tract or parcel of land, lying and being in Pulaski County, Kentucky, and bounded and described as follows:

  Point of beginning an Iron Pin in east right of way of Monticello Road and being west corner of property. THENCE with right of way North 05 degrees 00 minutes 00 seconds East for a distance of 123.32 feet to an Iron Pin. THENCE leaving right of way South 87 degrees 01 minutes 58 seconds East for a distance of 145.00 feet to an Iron Pin; South 05 degrees 00 minutes 00 seconds West for a distance of 123.32 feet to an Iron Pin; North 87 degrees 01 minutes 58 seconds West for a distance of 145.00 feet to the point of beginning. Together with subject to covenants, easements, and restrictions of record. Said property contains 0.41 acres, more or less, as surveyed by Weylan G. Daulton, Kentucky L.S. #2463, on 3/31/94, and being the property acquired by the Company by deed dated April 11, 1994 and recorded in Deed Book 548, Page 322, Pulaski County Court Clerk's office.

  In Witness Whereof, said Kentucky Utilities Company has caused this instrument to be executed in its corporate name by its President or a Vice-President and its corporate seal to be hereunto affixed and to be attested and countersigned by its Secretary or an Assistant Secretary, and said Bank of America Illinois, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice-Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Trust Officers, and said Robert J. Donahue for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

                                          KENTUCKY UTILITIES COMPANY

                                          By         /s/ O. M. Goodlett
                                                     O. M. Goodlett
                                                  Senior Vice President

Attest:  /s/ George S. Brooks II
         George S. Brooks II
    General Counsel and Secretary
                                                                (Corporate Seal)

                                          Bank of America Illinois

                                          By         /s/ T. M. Jacobson
                                                     T. M. Jacobson
                                                     Vice President

Attest:     /s/ Michele Gallo
            Michele Gallo
            Trust Officer
                                                                (Corporate Seal)
                                                    /s/ Robert J. Donahue
                                                    Robert J. Donahue
                                                                          (Seal)

Commonwealth of Kentucky
                             ss:
County of Fayette

  I, Rella M. Evans, a Notary Public in and for said County in the Commonwealth aforesaid, do hereby certify that O. M. Goodlett, Senior Vice President of Kentucky Utilities Company, a Kentucky and Virginia corporation, and George S. Brooks II, General Counsel and Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth; and said O. M. Goodlett, upon oath, acknowledged himself to be Senior Vice President of said corporation and that, as such officer, being authorized so to do, he executed said instrument for the purposes therein contained, by signing the name of said corporation thereto by himself as such officer.

  Given under my hand and official seal this 16th day of November, 1994.
                                          /s/ Rella M. Evans
                                          Rella M. Evans
                                          Notary Public

                                          My commission expires: November 20,
                                           1995

(Notarial Seal)

State of Illinois
                   ss:
County of Cook

  I, V. Washington, a Notary Public in and for said County in the State aforesaid, do hereby certify that:

    (a) T. M. Jacobson, a Vice President of Bank of America Illinois, an Illinois banking corporation, and Michele Gallo, a Trust Officer of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Trust Officer, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth; and said T. M. Jacobson upon oath, acknowledged herself to be a Vice President of said corporation and that, as such officer, being authorized so to do, she executed said instrument for the purposes therein contained, by signing the name of said corporation thereto by herself as such officer; and

    (b) Robert J. Donahue, personally known to me to be the same person described in, and whose name is subscribed to, the foregoing instrument, appeared before me this day in person and acknowledged before me that he executed, signed, sealed and delivered said instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.

  Given under my hand and official seal this 15th day of November, 1994.
                                          /s/ V. Washington
                                          V. Washington
                                          Notary Public

                                          My commission expires: September 20,
                                           1996

                                                                 (Notarial Seal)

                               ----------------

  This instrument was prepared by George S. Brooks II, Esq., One Quality Street, Lexington, Kentucky 40507.
                                          /s/ George S. Brooks II
                                          George S. Brooks II